Exhibit 10.25

AMENDMENT NO. 4

TO THE LICENSE AGREEMENT EFFECTIVE 04/15/2001

BETWEEN

STANFORD UNIVERSITY

AND HISTOGENICS CORPORATION

Effective as of April 29, 2010, THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Histogenics Corporation, a Delaware corporation having its principal offices at 830 Winter Street, 3rd Floor, Waltham, MA 02451 (“Histogenics”) agrees as follows:

1.	BACKGROUND

Stanford and Histogenics are parties to an Exclusive Agreement effective as of April 15, 2001 (the “Original Agreement”), as amended by the First Amendment to Exclusive Agreement effective as of October 26, 2005 (“Amendment No. 1”), Second Amendment to Exclusive Agreement effective as of January 15, 2006 (“Amendment No. 2”), and Amendment No. 3 to the License Agreement effective as of May 1, 2009 (“Amendment No. 3 and together with the Original Agreement, Amendment No. 1 and Amendment No. 2, the “License Agreement”). The License Agreement covers Restoration of Articular Cartilage Matrix disclosed in Stanford Docket S98-181. Stanford and Histogenics wish to amend the License Agreement to change the date by when Histogenics will have certain products available for commercial sale.

2.	AMENDMENT

The third bullet in Section 2.6(A) of Amendment No. 2 is amended to read as follows:

•	Histogenics will have Licensed Products available for commercial sale no later than December 31, 2015

3.	NO OTHER CHANGES

Except as set forth in this Amendment No. 4, the License Agreement remains in full force and effect and is hereby ratified and confirmed. In the event of any conflict between the terms of this Amendment No. 4 and the terms of the License Agreement, the terms of this Amendment No. 4 shall control.

4.	EXECUTION IN COUNTERPARTS

This Amendment No. 4 may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. The parties agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility of authenticity of this document in a court of law based solely on the absence of an original signature.

5.	ENTIRE AGREEMENT

The License Agreement, as modified by this Amendment, represents the entire agreement between Stanford and Histogenics relating to the subject matter hereof and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter of the License Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Katharine Ku
Name:	Katharine Ku
Title:	Director Technology Licensing
Date:	April 29, 2010

HISTOGENICS CORPORATION

Signature:	/s/ F. Ken Andrew
Name:	F. Ken Andrews
Title:	CEO & President
Date:	4-29-10